EXHIBIT 99.1

                                  CERTIFICATION


         The undersigned, in his capacity as an officer of IEMI provides the following certification required by 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, and 17 C.F.R.ss.240.13a-14.

I, Harold A. Solomonm, certify that:

         o    I have reviewed this quarterly report on Form 10-QSB of IEMI;

         o Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report; and

         o Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of IEMI as of, and for, the periods presented in this quarterly report.

Dated:  January 14, 2003

/s/ HAROLD A. SOLOMON
---------------------------
Harold A. Solomon
Chief Executive Officer
Chief Financial Officer